EXHIBIT 31.2

SECTION 302 CERTIFICATION

I, Donald W. Reilly, certify that:

1. I have reviewed this Report on Form 10-K/A of Evergreen Solar, Inc;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Donald W. Reilly
Donald W. Reilly
Chief Financial Officer
April 29, 2011